UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2005

CCC Information Services Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000 - 28600	54-1242469

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

World Trade Center Chicago
444 Merchandise Mart
Chicago, Illinois 60654

(Address of Principal Executive Offices)

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312-222-4636

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) & (c)	On January 14, 2005, CCC Information Services Group Inc. (the “Company”) issued a press release announcing that Andrew G. Balbirer has been elected to serve as Executive Vice President and Chief Financial Officer of the Company effective January 31, 2005. The Company also announced that David L. Harbert, the Company’s interim Senior Vice President and Chief Financial Officer, will resign effective January 31, 2005.

Prior to joining the Company, Mr. Balbirer, 50, was Executive Vice President, Chief Financial and Development Officer of Information Resources, Incorporated, a provider of content and analytic services to consumer packaged goods manufacturers and retailers, from 2000 to 2004. From 1999 to 2000, Mr. Balbirer was Chief Executive Officer of Arkidata Corporation, a provider of technology and services to the pension benefits industry. Prior thereto, Mr. Balbirer held executive positions with Specialty Foods Corporation, where he served as Chief Financial Officer as well as CEO and COO for two of their businesses. He also spent thirteen years with The NutraSweet Company, a division of Monsanto Company, where he served in various roles including chief financial officer and general manager of NutraSweet’s consumer business.

There are no arrangements between Mr. Balbirer and any other persons pursuant to which Mr. Balbirer was selected as an officer, nor are there any family relationships between Mr. Balbirer and any director, executive officer or any other person that are required to be disclosed under Item 401(d) of Regulation S-K. There are no transactions to which the Company is a party and in which Mr. Balbirer had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Balbirer’s election is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release issued January 14, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2005	CCC INFORMATION SERVICES GROUP INC.

	By:	/s/Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued January 14, 2005.